AllianceBernstein High Income
Fund, Inc.
811-08188


Item  77-M   Mergers

On January 25, 2008,
AllianceBernstein High Income
Fund, Inc.  (formerly,
AllianceBernstein Emerging Market
Debt Fund, Inc.) acquired the assets
and liabilities (the ?Acquisition?) of
AllianceBernstein Bond Fund, Inc.--
AllianceBernstein Corporate Bond
Portfolio and AllianceBernstein High
Yield Fund, Inc.  The Board of
Directors approved the Acquisition
on August 2, 2007.  The Acquisition
did not require approval by
AllianceBernstein High Income
Fund, Inc. stockholders.  The
related Plans of Acquisition and
Liquidation is attached hereto as
Exhibit 77Q1.